UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒             Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SECOND SIGHT MEDICAL PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

April __, 2019

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Second Sight Medical Products, Inc. to be held at 10:00 a.m., local time, on Tuesday, June 4, 2019, at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342.

We look forward to your attendance either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2019 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Sincerely,

/s/ Jonathan Will McGuire
Jonathan Will McGuire
President and Chief Executive Officer

SECOND SIGHT MEDICAL PRODUCTS, INC.

12744 San Fernando Road, Suite 400
Sylmar, California 91342

(818) 833-5000

NOTICE OF 2019 ANNUAL MEETING OF ShareHOLDERS

To Be Held on June 4, 2019

To the Shareholders of Second Sight Medical Products, Inc.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Shareholders of Second Sight Medical Products, Inc., a California corporation, will be held on Tuesday, June 4, 2019 at 10:00 a.m., local time, at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342, for the following purposes:

1.

To elect the five directors from the nominees named in the accompanying proxy statement to hold office until our 2020 annual meeting of shareholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To approve an amendment to our Restated Articles of Incorporation of the Company to increase the authorized shares of common stock of the Company from 200,000,000 to 300,000,000;
3.	To ratify on an advisory basis the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Proxy Statement accompanying this Notice describes each of these items of business in detail. Our Board of Directors has fixed the close of business on April 8, 2019 as the record date (the “Record Date”) for the Annual Meeting. Only shareholders of record on April 8, 2019 are entitled to notice of and to vote at the Annual Meeting. Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. It is important that your shares are represented and voted at the Annual Meeting. We urge you to authorize your proxy in advance by following the instructions printed on it. Returning the proxy does NOT deprive you of your right to attend the meeting and vote your shares in person. If you plan to attend the Annual Meeting and you require directions, please call us at (818) 833-5000. The date of mailing this Notice of Meeting and proxy statement is on or about April [ ], 2019.

By Order of the Board of Directors

/s/ Jonathan Will McGuire
Jonathan Will McGuire
President and Chief Executive Officer

Dated: April [  ], 2019

TABLE OF CONTENTS

Page No.

The Proxy Procedure	5

About the Annual Meeting: Questions and Answers	6

Governance of the Company	14

Proposal 1 — Election of Directors	18

Proposal 2 — Approve an amendment to the Restated Articles of Incorporation of the Company to increase the authorized shares of common stock of the Company from 200,000,000 to 300,000,000	21

Proposal 3 — Ratify on an advisory basis the Appointment of Independent Registered Public Accounting Firm	23

Executive Compensation and Related Information	25

Security Ownership of Certain Beneficial Owners and Management	32

Certain Relationships and Related Transactions	34

Requirements for Advance Notification of Nominations and Shareholder Proposals for 2019 Annual Meeting	35

Other Matters	36

THE PROXY PROCEDURE

This Proxy Statement and the accompanying proxy card are first being mailed, on or about April [  ], 2019, to owners of shares of common stock of Second Sight Medical Products, Inc. (referred to in this Proxy Statement as “we,” “us,” “Second Sight” or the “Company”) in connection with the solicitation of proxies by our board of directors (“Board”) for our Annual Meeting of shareholders to be held on June 4, 2019 at 10:00 a.m. PDT at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342 (which we refer to as the “Annual Meeting”). This proxy procedure permits all shareholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2019:

The Notice of Annual Meeting, Proxy Statement and 2018 Annual Report on Form 10-K may also be accessed via our website at www.secondsight.com.

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

(818) 833-5000

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AT 10:00 A.M. ON JUNE 4, 2019

INTRODUCTION

This Proxy Statement and the accompanying Proxy Card is first being mailed on or about April [ ], 2019. We are sending it to you to solicit proxies for voting at the Annual Meeting of our shareholders.

ABOUT THE ANNUAL MEETING: QUESTIONS AND ANSWERS

Proxy Materials

Q:	Why am I being asked to review these materials?
A:

Second Sight Medical Products, Inc., also referred to herein as “Second Sight”, the “Company” or “we”, is providing these proxy materials to you in connection with the solicitation of proxies by the Company’s board of directors (“Board”) for use at an Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, June 4, 2019 at 10:00 a.m., local time, at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342. If necessary, the meeting may be continued at a later time. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?
A:	The proxy materials include:
•	our proxy statement for the Annual Meeting of Shareholders;
•	our 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and
•	a proxy card or a voting instruction card for the Annual Meeting.
Q:	What information is contained in this proxy statement?
A:

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board and Board committees, the compensation of our directors and certain executive officers for fiscal year 2018 and other required information.

Q:	How may I obtain a paper copy of the proxy materials?
A:	You may request paper copies of the proxy materials for the Annual Meeting by telephoning (818) 833-5000, or by sending an e-mail to investors@secondsight.com.

Q:	I share an address with another shareholder, and we received more than one paper copy of the proxy materials. How do we obtain a single copy in the future?
A:

Shareholders of record sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of such materials in the future may contact our transfer agent whose contact information is provided on page 11 below. Beneficial owners of shares held through a broker, trustee or other nominee sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of such materials in the future may contact John T. Blake at:

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

Q:	What does it mean if I received more than one proxy or voting instruction form?
A:

You may receive more than one notice, or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one notice, or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive to vote the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices).

Q:	How may I obtain a copy of the Company’s 2018 Form 10-K and other financial information?
A:	Shareholders may request a free copy of our 2018 Annual Report, which includes our 2018 Form 10-K, from:

Corporate Secretary

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

Alternatively, a copy of our Form 10-K is available at the Investor Relations section of our website: http://investors.secondsight.com/sec-filings

Additionally, we will furnish any exhibit to our Form 10-K for 2018 if specifically requested.

Voting Information

Q:	What matters will the Company shareholders vote on at the Annual Meeting?
A:	There are three proposals to be considered and voted on at the meeting. The proposals to be voted on are:

Proposal 1 — To elect five directors from the nominees named in this Proxy Statement to hold office until our 2020 annual meeting of shareholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

Proposal 2 — To approve an amendment to the Restated Articles of Incorporation of the Company to increase the authorized shares of common stock of the Company from 200,000,000 to 300,000,000; and

Proposal 3 — To ratify on an advisory basis the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment thereof or postponement thereof. As of the Record Date we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named on the enclosed proxy card will vote the shares as recommended by the Board, or if no recommendation is given, in their own discretion.

For a more detailed discussion of each of these proposals, please see the information included elsewhere in this proxy statement relating to these proposals.

Q:	What are the Board’s voting recommendations?
A:	The Board of Directors recommends that you vote your shares as follows:
•	“FOR” the election of the nominated directors (see Proposal 1);
•

“FOR” approval of an amendment to the Restated Articles of Incorporation of the Company to increase the authorized shares of common stock of the Company from 200,000,000 to 300,000,000 (see Proposal 2);

•	“FOR” the ratification of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (see Proposal 3).

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Q:	Who is entitled to vote at the Annual Meeting?
A:

Each holder of shares of our common stock issued and outstanding as of the close of business on April 8, 2019, the Record Date for the Annual Meeting, is entitled to cast one vote per share on all items being voted upon at the Annual Meeting. You may cumulate your votes in favor of one or more director nominees. Please see “Is cumulative voting permitted for the election of directors” below on page 10. You may vote all shares owned by you as of this time, including shares held for you as the beneficial owner through a broker, trustee or other nominee.

On the Record Date, the Company had approximately 124,197,961 shares of common stock issued and outstanding.

Q:	What is the difference between a shareholder of record and a shareholder who holds stock in street name?
A:

Most of our shareholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Shareholder of Record—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote your shares during the meeting.

•

Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, or to vote your shares by proxy at the Annual Meeting (which must be voted prior to the Annual Meeting).

Q:	If I hold my shares in street name through my broker, will my broker vote these shares for me?
A:

If you provide instructions on how to vote by following the instructions provided to you by your broker, your broker will vote your shares as you have instructed. If you do not provide your broker with voting instructions, your broker will vote your shares only if the proposal is a “routine” management proposal on which your broker has discretion to vote. Under Nasdaq Stock Market Business Conduct Rules, to which your broker is subject, your broker may refrain from voting uninstructed shares for elections of directors and other matters such as those involving the proposals in this proxy statement without instruction from you, in which case a broker non-vote will be the result and your shares will not be voted on these matters.

Q:	How do I vote?
A:

You may vote over the Internet, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Vote by Internet.  You can vote via the Internet by following the instructions on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, June 3, 2019. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote in person or return a proxy card.

Vote by Mail.  If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope that is provided. Please mail your proxy card promptly to ensure that it is received before closing of the polls at the Annual Meeting.

Vote in Person at the Meeting.  If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If you vote by Internet or by mail, you will be designating Will McGuire, our President and Chief Executive Officer, and/or John T. Blake, our Chief Financial Officer and Corporate Secretary, as your proxy(ies). They may act together or individually on your behalf and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person. If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Q:	What is a proxy?
A:

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Will McGuire, our President and Chief Executive Officer, and/or John T. Blake, our Chief Financial Officer and Corporate Secretary, as your proxies. They may act together or individually to vote on your behalf and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.

Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide on their proxy card written comments, which are then forwarded to management.

Q:	How are votes counted, and what affect do abstentions and broker non-votes have on the proposals?
A:

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. You also may cumulate your votes as described below.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under the rules of the New York Stock Exchange, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal No. 3 (ratifying the appointment of the independent registered public accounting firm) is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR the approval of an amendment to the Restated Articles of Incorporation of the Company to increase the authorized shares of common stock of the Company from 200,000,000 to 300,000,000, and FOR ratification of the appointment of our independent registered public accounting firm).

Q:	What is the voting requirement to approve each of the proposals?
A:

In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election. Each nominee receiving more votes “for” his or her election than votes “against” his or her election will be elected. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote on that proposal at the Annual Meeting. Entities beneficially owned by Gregg Williams, our Chairman, own 77,692,235 shares of common stock constituting more than a quorum, and as a result the affirmative vote by Mr. Williams will be adequate to approve each of the proposals brought before the shareholders at the Annual Meeting. See “Security Ownership of Certain Beneficial Owners and Management”

Q:	Is cumulative voting permitted for the election of directors?
A:

Yes, you may choose to cumulate your vote in the election of directors. Cumulative voting applies only to the election of directors and allows you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are five directors to be elected at the Annual Meeting, you may allocate 500 “FOR” votes (5 times 100) among as few or as many of the five nominees to be voted on at the Annual Meeting as you choose. You may not cumulate your votes against a nominee.

If you are a shareholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

If you vote by proxy card or voting instruction card and sign your card with no further instructions, Will McGuire or John T. Blake, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

Q:	What percentage of our common stock do our directors and officers own?
A:

As of March 31, 2019, our current directors and executive officers beneficially owned approximately 76.2% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on pages 32-33 for more details.

Q:	What if I have questions for our transfer agent?
A:	Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Q:	What happens if I abstain?
A:	Abstentions are counted as present at the meeting for purposes of determining whether there is a quorum but are not counted as votes cast.
Q:	May I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the vote during the Annual Meeting.

If you are the shareholder of record, you may change your vote by: (1) submitting a proxy at a later date via the internet or telephone, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded, and your earlier proxy revoked; (2) providing a written notice of revocation to the Corporate Secretary at the address below prior to your shares being voted; or (3) participating in the Annual Meeting and voting your shares electronically during the Annual Meeting. Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or by participating in person at the Annual Meeting.

Corporate Secretary

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

Annual Meeting Information

Q:	How can I attend the Annual Meeting?
A:

You are invited to attend this year’s Annual Meeting that will be held on June 4, 2019 at 10:00 a.m. Los Angeles time at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342. You are entitled to participate in the Annual Meeting only if you were the Company’s shareholder or joint holder as of the close of business on April 8, 2019 or if you hold a valid proxy for the Annual Meeting.

Q:	What is a quorum?
A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and California law. A majority of the shares of common stock outstanding and entitled to vote, by proxy or at the Annual Meeting, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 124,197,961 shares of common stock outstanding, which means that at least 62,098,981 shares of common stock must be represented by proxy or in person at the Annual Meeting to have a quorum. Entities beneficially owned by Gregg Williams, our Chairman, own 77,692,235 shares of common stock constituting more than a quorum, and as a result the affirmative vote by Mr. Williams will be adequate to approve each of the proposals brought before the shareholders at the Annual Meeting. See “Security Ownership of Certain Beneficial Owners and Management”

Q:	What if a quorum is not present at the Annual Meeting?
A:

If a quorum is not present at the scheduled time of the Annual Meeting, then either the chairman of the Annual Meeting or the shareholders by vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

Q:	What happens if additional matters are presented at the Annual Meeting?
A:

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Will McGuire and John T. Blake, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will count the votes?
A:	Our Chief Financial Officer and Corporate Secretary, John T. Blake, will act as the inspector of election and tabulate all votes, affirmative and negative, as well as abstentions and broker non-votes.
Q:	Where can I find the voting results of the Annual Meeting?
A:

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Shareholder Proposals, Director Nominations and Related Bylaw Provisions

Q:	What is the deadline to propose actions (other than director nominations) for consideration at next year’s Annual Meeting of shareholders?
A:

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the Annual Meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 19, 2019. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

Deadlines for the nomination of director candidates are discussed below.

Q:	How may I recommend individuals to serve as directors and what is the deadline for a director recommendation?
A:

You may recommend director candidates for consideration by the Nominating and Governance Committee of the Board. Any such recommendations should include verification of the shareholder status of the person submitting the recommendation and the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. See “Proposal No. 1—Election of Directors—Nominees for Election” for more information regarding our Board membership criteria.

A shareholder may send a recommended director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for our Annual Meeting.

Q:	How may I obtain a copy of the provisions of our Bylaws regarding shareholder proposals and director nominations?
A:

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Our Bylaws also are available on the SEC website as Exhibit 3.2 to our Registration Statement on Form S-1 filed on August 12, 2014.

Further Questions

Q:	Who can help answer my questions?
A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact John T. Blake, our Corporate Secretary and Chief Financial Officer.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the California Corporations Code and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in regular and special meetings of the Board and its Committees.

Shareholders may communicate with the members of the Board, either individually or collectively, or with any independent directors as a group by writing to the Board at 12744 San Fernando Road, Suite 400, Sylmar, California 91342. These communications will be reviewed by the office of the Corporate Secretary who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Nominating and Governance Committee, the Corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors currently serving on the Board including those nominated for election at the Annual Meeting, with the exception of Will McGuire, who is employed as our Chief Executive Officer and President, are independent directors under NASDAQ’s rules.

Board Meetings and Committees of our Board

The Board has three standing committees each of which has the composition described below and responsibilities that satisfy the independence standards of the Securities Exchange Act of 1934 and NASDAQ’s rules: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Mr. Matthew Pfeffer is Chairman of the Audit Committee, Dr. William Link is Chairman of the Compensation Committee, and of the Nominating and Governance Committee. During the year ended December 31, 2018, the Board held nine meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Nominating and Governance Committee held no meetings. Each of our directors attended at least 75% of the combined Board meetings and meetings of the Board committee(s) of which he is a member. We do not have a policy with regard to Board attendance at the Annual Meeting.

Audit Committee

The Audit Committee consists of Matthew Pfeffer, William Link, and Aaron Mendelsohn, three non-employee directors, all of whom are “independent” as defined under section 5605(a)(2) of the NASDAQ Listing Rules. Mr. Pfeffer is the chair of the Audit Committee. In addition, the Board has determined that Mr. Pfeffer qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (SEC). The Audit Committee met four times during 2018 with all members in attendance at the meetings, except for Mr. Mendelsohn who was not in attendance at one of the meetings. The role of the Audit Committee is to:

•	oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;
•	oversee management’s maintenance of internal controls and procedures for financial reporting;
•	oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;
•	oversee the independent auditor’s qualifications and independence;

•	oversee the performance of the independent auditors, including the annual independent audit of our financial statements;
•	prepare the report required by the rules of the SEC to be included in our Proxy Statement; and
•	discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law, rule or regulation.

A copy of the charter of the Audit Committee is available on our website at www.secondsight.com (under “Investors – Corporate Governance”).

Compensation Committee

The Compensation Committee consists of William Link, Gregg Williams and Matthew Pfeffer, three non-employee directors, each of whom we deem to be “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Compensation Committee met two times during 2018 with all members in attendance at the meetings. The role of the Compensation Committee is to:

•	develop and recommend to the Board the annual compensation (base salary, bonus, equity compensation and other benefits) for our President/Chief Executive Officer;
•	review, approve and recommend to the Board the annual compensation (base salary, bonus, equity compensation and other benefits) for all of our executives;
•	review, approve and recommend to the Board the aggregate number of equity awards to be granted to employees below the executive level;
•	ensure that a significant portion of executive compensation is reasonably related to the long-term interest of our shareholders; and
•	prepare certain portions of our annual Proxy Statement, including an annual report on executive compensation.

A copy of the charter of the Compensation Committee is available on our website at www.secondsight.com (under “Investors – Corporate Governance”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Nominating and Governance Committee

The Nominating and Governance Committee consists of William Link and Gregg Williams, two non-employee directors, each of whom we deemed to be “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Nominating and Governance Committee did not meet during 2018. The role of the Nominating and Governance Committee is to:

•	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;
•	determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;

•	establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;
•	review planning for succession to the position of Chairman of the Board and Chief Executive Officer and other senior management positions;
•	annually recommend to the Board persons to be nominated for election as directors;
•	recommend to the Board the members of all standing Committees;
•	adopt or develop for Board consideration corporate governance principles and policies; and
•	periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body.

A copy of the charter of the Nominating and Governance Committee is available on our website www.secondsight.com (under “Investors – Corporate Governance”).

Policy with Regard to Security Holder Recommendations

The Nominating and Governance Committee does not presently have a policy with regard to consideration of any director candidates recommended by security holders. No security holder (other than members of the Nominating and Governance Committee) has recommended a candidate to date.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions who each will represent the best interests of the Company and its shareholders. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in medical devices, biotechnology, intellectual property, early stage technology companies, research and development, strategic planning, business development, compensation, finance, accounting or banking.

Our Board believes that the directors nominated collectively have the experience and skills effectively to oversee the management of the Company, including a high level of personal and professional integrity, an ability to exercise sound business judgement on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, and a willingness to devote the necessary time to Board duties.

Compensation Committee Interlocks and Insider Participation

During 2018, Messrs. William Link, Gregg Williams and Matthew Pfeffer served on the Compensation Committee. None of these individuals has ever been an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Code of Conduct

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. The Code of Ethics is available on our website at www.secondsight.com (under “Investors – Code of Business Conduct and Ethics”).

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

Full Board — Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee — Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Governance Committee — Risks and exposures relating to corporate governance and management and director succession planning.

Compensation Committee — Risks and exposures associated with leadership assessment and compensation programs and arrangements, including incentive plans.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Governance Committee reviews issues involving potential conflicts of interest, other than Related Party transactions, which are reviewed by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the SEC reports about their ownership of common stock and other equity securities of the Company.  Such directors, officers and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our executive officers, directors and persons who beneficially own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2018.

PROPOSALS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF
PROPOSALS 1 THROUGH 3 BELOW.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The Board currently has five members. Our Board has nominated five of our incumbent directors for election at the Annual Meeting to terms expiring at the 2020 annual meeting of shareholders and until their successors are duly elected and qualified, subject to earlier resignation or removal. If any nominee is unable or declines to stand for election, which circumstance we do not anticipate, the Board may designate a substitute. In that event, shares represented by proxies may be voted for a substitute nominee.

Our Director Qualifications and Diversity guidelines contain the current Board membership criteria that apply to nominees recommended for a position on the Board. Under those criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In addition, the Nominating and Governance Committee takes into account a potential director’s ability to contribute to the diversity of background and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board. Directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all of our shareholders. Although the Board uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees.

The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. The nominees’ individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate them:

Nominee’s or Director’s Name	Year First Became Director	Position with the Company
Jonathan Will McGuire	2015	President, Chief Executive Officer and Director
William J. Link	2003	Independent Director
Aaron Mendelsohn	1998	Independent Director
Gregg Williams	2009	Independent Director, Non-Executive Chairman
Matthew Pfeffer	2015	Independent Director

Jonathan Will McGuire, 56, Chief Executive Officer, President and Director

Biographical information for Mr. McGuire is set forth under “Executive Compensation and Related Information”. Our board believes that Mr. McGuire’s executive and managerial experience together with his leadership skills make him well qualified to continue serving as one of our directors.

William J. Link, Ph.D, 73, Director and Chairman of the Compensation Committee

Dr. Link is Founder and Managing Partner of Flying L Partners and a Founder and Managing Director of Versant Ventures. Dr. Link specializes early-stage investing in medical devices. Prior to co-founding Versant Ventures, Dr. Link was a general partner at Brentwood Venture Capital, and has over two decades of operations experience in the healthcare industry. Dr. Link was previously Founder, Chairman, and CEO of Chiron Vision, which was sold to Bausch and Lomb in 1997. Prior to Chiron Vision, Dr. Link founded and served as President of American Medical Optics (AMO), a division of American Hospital Supply Corporation, which was sold to Allergan in 1986. Later, he served on the Board of AMO’s successor company, Advanced Medical Optics (AMO) which was acquired by Abbott in 2009 and then by Johnson and Johnson in 2016.  Before entering the healthcare industry, he was an Assistant Professor in the Department of Surgery at the Indiana University School of Medicine. Dr. Link currently serves on the board of several private companies and three public companies, Edwards Lifesciences, Glaukos, and Second Sight Medical Products. He received his B.S., M.S., and Ph.D. from Purdue University.

Aaron Mendelsohn, 67, Director

Mr. Mendelsohn is a founder and has served as a director of Second Sight since inception. Mr. Mendelsohn served on the board of Advanced Bionics since shortly after its founding in 1993 until its sale in 2004 to Boston Scientific Corp. Mr. Mendelsohn was also a founder and director of Medical Research Group from its inception in 1998 until its sale in 2001 to Medtronic, Inc.  Mr. Mendelsohn previously served on the board of directors for the Alfred E. Mann Institute for Biomedical Engineering at the University of Southern California since its inception in 1998 until mid-2016. Mr. Mendelsohn is a founder and, since 2007, a director of Nanoprecision Holding Company, Inc., a company engaged in manipulating materials at nanometer scale. He is also a founder and director of Nanoprecision Medical, Inc., a drug delivery company working in nanotechnology, since its inception in 2011. Mr. Mendelsohn is a founder and serves as Chairman of the Maestro Foundation since it was organized in 1983. The Maestro Foundation is a leading non-profit musical philanthropic organization which hosts a premier chamber music series and lends professional-level instruments and bows to young, career-bound classical musicians. Mr. Mendelsohn received his B.A. from UCLA and J.D. from Loyola University School of Law Los Angeles. Our Board believes that Mr. Mendelsohn’s business experience, including his experience as a founder, board member and executive officer of medical device companies, combined with his financial experience, business acumen and judgment provide our Board with valuable managerial and operational expertise and leadership skills making him well qualified to continue serving as one of our directors.

Gregg Williams, 60, Chairman of the Board of Directors

Mr. Williams has served as a member of our Board since June 2009 and was appointed Chairman of our board in March 2018. Mr. Williams is the Chairman, President, and Chief Executive Officer at Williams International (www.williams-int.com), a leading developer and manufacturer of gas turbine engines and one of the largest privately owned companies in the aviation industry, positions he has held since July 1999. Previously, Mr. Williams held several key managerial positions within Williams International including serving as its President and Chief Operating Officer, Vice President, Advanced Technology, Director, Program Management and Director, Engineering. In addition, Mr. Williams is Chairman and majority owner of Ramos Arizpe Manufacturing (www.ram-mx.com) a high volume automotive engine parts manufacturing company located in Mexico. Mr. Williams also is a member of the board of directors of Nanoprecision Medical, Inc. (www.nanoprecisionmedical.com), a drug delivery company working in nanotechnology. Mr. Williams received a Bachelor of Science in Mechanical Engineering from the University of Utah and holds numerous patents related to gas turbine engines, turbo machinery, rocket engines and control systems. He is a board member of General Aviation Manufacturers Association and former member of the Henry Ford Hospital Board of Trustees. Our Board believes that Mr. William’s executive and managerial experience together with his leadership skills make him well qualified to continue serving as one of our directors.

Matthew Pfeffer, 61, Director and Chairman of Audit Committee

Mr. Pfeffer served as a member of the board of directors of MannKind Corporation from January 2016 through October 2017, and served as a special adviser to the company from November 2017 through February 2019.  He served as Chief Executive Officer and Chief Financial Officer of MannKind from January 2016 through May 2017, and as Corporate Vice President and Chief Financial Officer of MannKind from April 2008 until January 2016. Previously, Mr. Pfeffer served as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc. from March 2006 until April 2008, with responsibility for finance, tax, treasury, human resources, information technology, purchasing and facilities functions. Prior to VaxGen, Mr. Pfeffer served as Chief Financial Officer of Cell Genesys, Inc. During his nine-year tenure at Cell Genesys, Mr. Pfeffer served as Director of Finance before being named Chief Financial Officer in 1998. Prior to that, Mr. Pfeffer served in a variety of financial management positions at other companies, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting. Mr. Pfeffer began his career at Price Waterhouse. Mr. Pfeffer graduated from the University of California, Berkeley and is a Certified Public Accountant. Our Board believes that Mr. Pfeffer’s executive and managerial experience together with his leadership skills make him well qualified to continue serving as one of our directors.

Vote Required

Each director nominee who receives more “FOR” votes than “AGAINST” votes representing shares of our common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected.

All of the nominees have indicated to us that they will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Will McGuire or John T. Blake, will vote for a nominee or nominees designated by the Board.

There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted by Will McGuire or John T. Blake, as proxy holders. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

You may cumulate your votes in favor of one or more of the director nominees. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the five persons who will be voted upon at the Annual Meeting. See “Questions and Answers—Voting Information—Is cumulative voting permitted for the election of directors?” for further information about how to cumulate your votes. Will McGuire or John T. Blake as proxy holders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a shareholder’s votes will not be cast for a nominee as to whom such shareholder instructs that such votes be cast “AGAINST” or “ABSTAIN.”

Our Board recommends a vote “FOR” each of the nominees.

Director Compensation for 2018

On June 1, 2018 our non-employee directors were paid an annual retainer of $50,000. Each of our non-employee directors who served as a committee chair also received $6,000 per year for his or her service as committee chair and non-chair committee members received $4,000 per year for each committee on which they served; provided, however, the Audit Committee chair’s additional retainer was $16,000 per year and each non-chair Audit Committee member’s additional retainer was $8,000 per year. All fees were paid in shares of our stock on June 1 and the stock price per share value was determined by an average closing price of our stock for the preceding twenty trading days of our common stock on its principal exchange.

Commencing June 1, 2018, our non-employee directors are paid their annual base compensation retainers of $35,000 for serving on the board and committees in cash on the first business day of every quarter. The Audit Committee chair also receives a retainer of $18,000 per year for his service as committee chair and non-chair Audit Committee members receive $8,000 per year. The Compensation Committee chair’s retainer is $12,000 per year and each other Compensation Committee member’s additional retainer is $6,000 per year. The Nominating and Governance Committee chair’s retainer is $10,000 per year and each other Nominating and Governance Committee member’s additional retainer is $5,000 per year. Additionally, our non-employee directors are paid an equity compensation retainer in the form of stock options that equal $25,000 divided by the Black-Scholes value of the stock options on the date of their issuance. The stock options (i) have a 10 year term, (ii) fully vest on the earlier of the one year anniversary of grant or the date of next shareholder meeting, no partial vesting is allowed and (iv) upon ceasing to be a board member, the options may be exercised (x) for 30 days in the event of resignation, (y) 60 days in the event of termination, and (z) 90 days in the event of death. Our non-employee directors may elect, on the date of our annual shareholder meeting, to receive their base compensation retainers in the form of stock options on the same terms as the aforementioned equity compensation retainer.

The following Director Compensation Table sets forth information concerning compensation for services rendered by our non-employee directors for fiscal year 2018. The amounts represented in the “Fees Earned or Paid in Cash” column reflects the stock compensation expense recorded by the Company and does not necessarily equate to the income that will ultimately be realized by the directors for such awards in lieu of actual cash fees, as noted above.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Matthew Pfeffer	$34,419	$29,167	$25,000	$—	$—	$—	$88,586
William J. Link, PhD	37,919	28,333	25,000	—	—	—	91,252
Gregg Williams	31,507	27,500	25,000	—	—	—	84,007
Aaron Mendelsohn	25,088	24,167	25,000				74,255

PROPOSAL 2 — APPROVe an amendment to the Restated Articles of

Incorporation of the Company to increase the authorized shares of common stock of the Company from 200,000,000 to 300,000,000

Our restated articles of incorporation currently provide for authorized capital stock consisting of 200,000,000 no par value shares of common stock, and 10,000,000 no par value, shares of preferred stock. As of the Record Date, we had 124,197,961 shares of common stock outstanding, excluding 62,261,657 shares of our common stock underlying outstanding warrants, 8,586,375 shares of our common stock issuable for options granted under our 2011 Equity Incentive Plan (the “2011 Equity Plan”), as amended, 512,750 shares of our common stock issuable for restricted stock units (“RSUs”) granted, but not released, 906,888 shares currently reserved for issuance under our Employee Stock Purchase Plan, and no shares of preferred stock outstanding. As of the record date, we had 3,534,369 shares of authorized common stock remaining for future issuances, after giving effect to 196,465,631 shares outstanding or currently reserved for future issuances under our various plans.

We are asking our shareholders to approve an amendment to our restated articles of incorporation to increase the total number of shares of common stock that we are authorized to issue from 200,000,000 shares to 300,000,000 shares. The additional shares of common stock for which authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Such additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to preemptive voting rights. The number of authorized shares of our preferred stock will not be affected by this amendment to our restated articles of incorporation and will be maintained at 10,000,000 shares.

Our Board has determined that it is advisable and in the best interest of the Company’s shareholders for the Company to amend its restated articles of incorporation to increase the total number of authorized shares of the Company’s common stock from 200,000,000 to 300,000,000 shares. Accordingly, on April 12, 2019, our board of directors approved an amendment to our restated articles of incorporation in substantially the form attached hereto as Appendix A, subject to shareholder approval, and directed that this amendment be submitted to a vote of our shareholders.

Our Board believes that the proposed increase in authorized common stock will make sufficient shares of Common Stock available to provide the additional flexibility necessary to pursue our strategic objectives. The additional shares of common stock authorized under the proposed amendment may be used for various purposes. For example, in February 2019 we completed a public rights offering to our shareholders of approximately 47.8 million units, each unit consisting of one share of common stock and one warrant to purchase one additional share, for net proceeds of approximately $34.6 million that we intend to use to support ongoing development of Orion and operations. The Company could elect to use the additional authorized shares of common stock for other public and private offerings in the future, or for various other strategic and corporate purposes.

The additional common stock proposed to be authorized would have rights identical to the currently outstanding shares of our common stock. Approval of this Proposal No. 2 would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding if such additional authorized shares of common stock are issued, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the approval of this Proposal No. 2, and the filing of the amendment to our restated articles of incorporation, could be issued by our Board without further vote of our shareholders except as may be required in particular cases by our restated articles of incorporation, our restated bylaws, applicable law, regulatory agencies, or the Nasdaq Listing Rules. Under our restated articles of incorporation, shareholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current shareholders do not have a prior right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in the Company.

Our Board unanimously recommends that shareholders vote “FOR” the approval of an amendment to the Restated Articles of Incorporation of the Company to increase the authorized shares of common stock of the Company from 200,000,000 to 300,000,000 as described in this Proposal 2.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the "Audit Committee") has furnished this report concerning the independent audit of the Company's consolidated financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company's website at http://www.secondsight.com.

The Audit Committee's responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company's consolidated financial statements, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee of the Board has:

•

reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2018 with management and with the Company’s independent registered public accounting firm, Gumbiner Savett Inc.;

•

discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 1301,“Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•

received and reviewed the written disclosures and letter from the independent auditors required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with Gumbiner Savett Inc. matters relating to its independence from the Company and its management.

In addition the Audit Committee has regularly met separately with management and with Gumbiner Savett Inc.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Audit Committee of the Board
Matthew Pfeffer
William J. Link, Ph.D.
Aaron Mendelsohn

PROPOSAL 3 — RATIFy ON ADVISORY BASIS the APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has reappointed Gumbiner Savett Inc. as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2019. Gumbiner Savett Inc. has served as our independent registered public accounting firm since 2014.

Shareholder ratification of the selection of Gumbiner Savett Inc. as our independent registered public accounting firm is on an advisory basis, and is not required by our Bylaws or otherwise. The Board seeks such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the selection of Gumbiner Savett Inc. as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2019. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Principal accounting fees and services

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2018 and 2017 by Gumbiner Savett Inc.:

	December 31,
	2018	2017
Audit Fees(1)	$117,500	$117,500
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	7,596	42,024
Total Fees	$125,096	$159,524

1.

“Audit Fees” are the aggregate fees of Gumbiner Savett Inc. attributable to professional services rendered to us for the audit of our annual consolidated financial statements and review of quarterly financial information.

2.

“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported above under “Audit Fees.” Gumbiner Savett Inc. has not billed us for any Audit-Related Fees for each of the last two fiscal years.

3.	“Tax Fees” consist of fees billed for services rendered for tax compliance, tax advice, and tax planning. Gumbiner Savett Inc. does not render these services to the Company.
4.

“All Other Fees” consist of fees billed for services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees. In 2018 Gumbiner Savett Inc. provided services to us in connection with additional financings related to our At Market Issuance Sales Agreement with two different investment banks. In 2017 Gumbiner Savett Inc. provided services to us in connection with our various registration statements.

Pre-Approval Policies and Procedures

The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm.  Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget.  The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date.  In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as necessary or appropriate.

Gumbiner Savett Inc. Representatives at Annual Meeting

We expect that representatives of Gumbiner Savett Inc. will not be present at the Annual Meeting.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will not be counted as votes cast.

The Board recommends that shareholders vote “FOR” ratification of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2019 as described in this Proposal 3.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion

Overview

The Compensation Committee of the Board of Directors administers our executive compensation and benefit programs. The Compensation Committee is comprised exclusively of independent directors and oversees all compensation and benefit programs and actions that affect our executive officers.

Compensation Process and Role of Management

The Compensation Committee is responsible for determining and approving all compensation for our executive officers. Pursuant to its charter, the Compensation Committee recommends to the full Board the salary, annual incentive compensation or bonus, long-term incentive compensation in the form of stock options or restricted stock units, and all other employment, severance and change-in-control agreements applicable to executive officers. Our Chief Executive Officer assists the Compensation Committee in its deliberations with respect to the compensation payable to our other executive officers, and typically recommends specific compensation packages for our executive officers based upon his assessment and evaluation of their performance.

Following the end of each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Executive Officer assesses each executive officer’s performance for the prior fiscal year based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments to base salary and the grant of a target bonus and/or equity award, if appropriate, as part of the compensation packages for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines all compensation for the Chief Executive Officer.

Executive Officers

Jonathan Will McGuire

Mr. McGuire, 56, has served as our President and Chief Executive Officer since August 2015. Prior to that, Mr. McGuire served at Volcano Corporation, where he was President of Americas Commercial since 2014 and prior to that, Senior Vice President and General Manager of Coronary Imaging, Systems and Program Management since 2013. Volcano, a global leader in intravascular imaging for coronary and peripheral applications and physiology, was acquired by Royal Philips in February 2015. Prior to joining Volcano, Mr. McGuire served as Vice President and General Manager of Patient Monitoring at Covidien. He previously served as President and Chief Executive Officer of AtheroMed, Inc., a venture capital-backed peripheral atherectomy company, prior to which he was Chief Operating Officer at Spectranetics Corporation, a publicly-traded medical device company. In addition, Mr. McGuire held various positions at Guidant Corporation from 1998 to 2005 including General Manager of Guidant Latin America; Director of U.S. Marketing for Vascular Intervention (VI); Director of Global Marketing for VI; and, Production Manager for Coronary Stents. Prior to 1998, Mr. McGuire held positions in Finance and Production at IVAC Medical Systems. A graduate of the Georgia Institute of Technology, Mr. McGuire received his M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

John T. Blake

Mr. Blake, 42, has served as our Chief Financial Officer since March 2018. Prior to that Mr. Blake served as Senior Vice President, Finance from February 2017 to March 2018, Vice President, Finance from October 2015 to February 2017 and Senior Director Finance and Controller from March 2015 to October 2015 at aTyr Pharma, a publicly-traded biotechnology company. Mr. Blake served as the Director, Financial Planning and Analysis of Volcano Corporation, a publicly-traded medical device company, from March 2010 to March 2015 and as the SEC Reporting Manager from November 2008 to March 2010. Mr. Blake is a Certified Public Accountant and holds a Master of Business Administration from the Marshall School of Business at the University of Southern California. In addition, Mr. Blake has completed leadership executive education at Harvard Business School and the Strategic Financial Leadership Program at Stanford Graduate School of Business.

Edward Randolph

Mr. Randolph, 61, has served as our Vice President of Manufacturing since 2007. From 2003 to 2007, Mr. Randolph was Director of Manufacturing Engineering at Boston Scientific Corp., a worldwide manufacturer of medical devices and products. From 2001 to 2003, Mr. Randolph was a Director of Manufacturing Engineering at Cygnus, Inc., manufacturer of non-invasive transdermal drug delivery systems. Mr. Randolph received his Master of Science in Engineering from Stanford University and his Bachelor of Science in Architecture from Massachusetts Institute of Technology.

Stephen Okland

Mr. Okland, 55, was appointed Chief Commercial Officer in May 2018 after serving as our Commercial Vice President, U.S. and Canada since March 2016. Prior to that Mr. Okland was President of Sanford Rose Associates – Okland Group, Inc., from June 2015 to March 2016, where he specialized in commercial executive talent acquisition for early stage to mid-cap size companies in the medical device space. Previously, he served from July 2012 to July 2014, as Vice President, Worldwide Marketing and Sales, at Miramar Labs, Inc., a company that develops, manufactures, and distributes medical devices to treat dermatologic medical conditions, where he led all commercialization activities. From September 2008 through June 2012, Mr. Okland served as Vice President, Worldwide Marketing and U.S. Sales at Medivance, Inc. where he directed the turnaround of all commercialization activities resulting in a $250 million acquisition by Bard Medical. He served as Vice President, U.S. Sales and Marketing at Spectranetics, Inc., directing all U.S. sales and marketing operations from February 2006 through August 2008, at the period when the company was named to Fortune’s 100 Fastest Growing Companies three years in a row. Mr. Okland served as Chief Operating Officer of VASCA, a medical device start-up company, directing and managing sales, marketing, R&D and manufacturing operations from May 2003 through January 2006. Prior to 2003, he held positions of increasing responsibility during 12 years at Boston Scientific Corporation and at Johnson & Johnson Medical, Inc., where he began his career. He earned a Bachelor of Science degree from the University of Wisconsin and a Masters of Business Administration from Texas Christian University.

Patrick Ryan

Mr. Ryan, 58, has served as our Chief Operating Officer since August 2018. Prior to that Mr. Ryan served as Chief Operations Officer at Synaptive Medical from January 2016 to March 2018, Chief Operating Officer at Lucerno Dynamics from July 2015 to December 2015 and Insulet Corporation from January 2014 to July 2015. He also served as Chief Operating Officer and President, International, at Alphatec Spine from May 2011 to January 2014. Earlier in Mr. Ryan’s career, he held multiple leadership positions at Guidant and Abbott Vascular, including Divisional Vice President of Worldwide Operations at Abbott Vascular as well as Vice President & Managing Director for Guidant’s manufacturing facility in Ireland. Following his graduation from the United States Naval Academy with a Bachelor of Science degree in Economics, Mr. Ryan served as an officer in the U.S. Navy. He then received a Master of Science degree in Petroleum Management from the University of Kansas.

Former Officer

Thomas B. Miller

Mr. Miller, 61, served as our Chief Financial Officer since May 2014 to March 2018. From 2000 to 2014 he was Chief Financial Officer of Ixia, a public company engaged in the design and manufacture of network test and monitoring products for the telecommunications industry. From 1997 to 1999 he was the Director of Finance and Controller of CoCensys, a public biotechnology company engaged in the discovery and development of new drugs to treat neurological and psychiatric disorders. Mr. Miller received a Master of Business Administration from the University of Southern California and a Bachelor of Arts, Economics from the University of California, Berkeley. Mr. Miller resigned from all of positions with the Company, including his position as Chief Financial Officer in March 2018.

Summary Compensation Table for 2018

The following table provides information regarding the compensation of our named executive officers, or “NEOs” during 2018. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies

The amounts represented in the “Option Awards” column reflect the aggregate grant date fair value of stock awards and option awards granted, calculated in accordance with ASC Topic 718, disregarding the estimate for forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 9 of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and does not necessarily equate to the income that will ultimately be realized by the NEOs for such awards.

		Salary	Bonus	Option Awards	Other	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
		(1)	(2)	(3)	(4)
Will McGuire	2018	413,907	183,913	576,000	51,285	1,225,105
Chief Executive Officer	2017	400,320	213,070	605,002	4,919	1,223,311
	2016	394,000	86,680	42,154	5,451	528,285

John T. Blake	2018	219,439	66,049	615,000	82,838	983,326
Chief Financial Officer(5)

Patrick Ryan	2018	90,417	29,494	530,000	83,497	733,408
Chief Operating Officer (6)

Tom Miller(7)	2018	106,756	—	264,133	2,829	373,718
Former Chief Financial Officer	2017	283,576	95,301	174,701	5,023	558,601
	2016	281,000	39,340	75,686	5,079	401,105

1.

2018 includes retroactive merit increase of $6,117 for Mr. McGuire and $1,170 for Mr. Blake for the period from July 1, 2018 to December 31, 2018 approved by the Compensation Committee in February 2019.

2.	Represents the amounts earned and payable as cash bonuses for the indicated year.
3.

Represents the aggregate grant date fair value of stock option awards granted during the years prorated for respective start dates as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. This calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing equity awards are described in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2018.

4.

Includes contributions to the officer’s retirement plan, and payments for supplemental life and health insurance plans. In addition, in 2018, Mr. McGuire received a commuting and corporate housing allowance of $23,410 and $22,179 of related tax gross up for this allowance. Mr. Blake’s other compensation includes $79,123 reimbursed to a prior employer for education related expenses. Mr. Ryan’s other compensation includes a relocation payment of $60,000 and a related tax gross up of $22,735.

5.	Mr. Blake became the Company’s Chief Financial Officer in March 2018 with an initial base salary of $300,000.
6.	Mr. Ryan became the Company’s Chief Operating Officer in September 2018 with an initial base salary of $310,000.
7.	Mr. Miller resigned as Chief Financial Officer of the Company in March 2018.

Executive Officer Employment Agreements

We entered into an at-will Executive Employment Agreement as of June 19, 2015 with Will McGuire, our Chief Executive Officer.

A copy of our agreement with Will McGuire is attached as an exhibit to our Form 8-K filed with the SEC on June 25, 2015. Salary increases, bonuses and other compensatory items relating to employment are subject to periodic review and approval by our Compensation Committee. See Summary Compensation Table for 2018 above.

We entered into an at-will Executive Employment Agreement as of March 21, 2018 with John T. Blake, our Chief Financial Officer, by which principally we agreed to:

•	pay him an annual starting salary of $300,000,
•	grant him upon Board approval an option under our equity incentive plan to purchase 500,000 shares of our common stock,
•	make him eligible for annual bonuses at Board discretion,
•	provide him with various benefits including vacation and sick leave,
•	provide life insurance in the amount of $350,000,
•	reimburse reasonable commuting costs,
•

provide him his annual base salary, targeted cash bonus in effect on date of separation from the Company and a prorated portion of his target annual bonus for the portion of the calendar year completed prior to the termination date if we terminate his employment without cause, or if such employment is terminated as a result of a change of control, for a period of 12 months,

•	Reimburse up to $100,000 to a prior employer for certain education expenses subject to repayment on a prorated basis during the first three years of his employment.

A copy of our Executive Employment Agreement with John T. Blake is attached as an exhibit to our Form 8-K filed with the SEC on March 27, 2018 and the foregoing description is qualified in its entirety by reference to that agreement.

We entered into an at-will Executive Employment Agreement as of August 28, 2018 with Patrick Ryan, our Chief Operating Officer, by which principally we agreed to:

•	pay him an annual starting salary of $310,000,
•	grant him upon Board approval an option under our equity incentive plan to purchase 500,000 shares of our common stock,
•	make him eligible for annual bonuses at Board discretion,
•	provide him with various benefits including vacation and sick leave,
•	provide life insurance in the amount of $350,000,
•	reimburse reasonable commuting costs,
•

provide him his annual base salary, targeted cash bonus in effect on date of separation from the company and    a prorated portion of his target annual bonus for the portion of the calendar year completed prior to the termination date if we terminate his employment without cause, or if such employment is terminated as a result of a change of control, for a period of 12 months,

•	pay him a signing bonus of $60,000 to cover the cost of relocation to Southern California subject to repayment to the Company on a pro-rated basis during the first two years of employment.

A copy of our Executive Employment Agreement with Patrick Ryan is attached as an exhibit to our Form 8-K filed with the SEC on September 4, 2018 and the foregoing description is qualified in its entirety by reference to that agreement.

The Board approved the following executive and management compensation policies in December 2016 as further amended in January 2019:

•

Adopted a “double-trigger” change of control severance plan for the company’s Chief Executive Officer and officers who report directly to the Chief Executive Officer. The two triggers for payment of severance are (1) a change of control and (2) a “qualifying” termination, which would be termination without cause by a buyer or a voluntary resignation for good reason. A change of control is defined to include (i) an acquisition or merger in which 50% or more of outstanding voting power changes hands, and (ii) a transaction in which the sale of all or substantially all of the company’s assets occurs.

•

For the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer cash severance includes one year of salary continuation, bonus equal to a prorated amount for the year-to-date bonus earned but not yet paid, 100% of target bonus for the cash severance period, and a continuation of health insurance benefits for the severance period. For other officers who report directly to the Chief Executive Officer including Chief Commercial Officer, cash severance includes for the severance period (i) six months of salary continuation, (ii) bonus equal to a prorated amount for the year-to-date bonus earned but not yet paid, (iii) 100% of target bonus for the cash severance period, and (iv) a continuation of health insurance benefits for the severance period.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table sets forth certain information concerning outstanding unexercised, unvested, and/or unearned equity awards that were held as of December 31, 2018 by our named executive officers. Unless otherwise noted, all awards expire 10 years after the grant date.

	OPTION AWARDS					STOCK AWARDS
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option	Stock	Number of Shares or Units of		Market Value of Shares or Units of
Name	Option Grant Date				Exercise Price ($)	Award Grant Date	Stock That Have Not Vested		Stock That Have Not Vested ($)
Will McGuire	1/4/2018	—	450,000	(1)	2.06	8/17/2015	35,625	(2)	31,564
	1/3/2017	249,957	321,373	(1)	1.97
	1/21/2016	14,637	6,653	(1)	4.10
	8/17/2015	341,250	78,750	(1)	12.43
John T. Blake	3/26/2018	—	500,000	(1)	1.97
Patrick Ryan	9/01/2018	—	500,000	(1)	1.69
Tom Miller(4)	1/19/2018	—	150,000	(1)	1.83
	1/3/2017	79,616	102,364	(1)	1.97
	1/21/2016	26,280	11,945	(1)	4.10
	3/25/2015	9,681	3,226	(3)	13.09
	8/1/2014	175,000	—		7.00

(1)	Vests over a four year term, with 25% vesting on the one year anniversary date of the grant with the remaining options vesting quarterly over three years thereafter, subject to continuous employment.
(2)

Vests over a four year term, with 25% vesting on the one year anniversary of Mr. McGuire's employment start date and thereafter vesting in 12 equal quarterly installments of 6.25% on the quarterly anniversaries of Mr. McGuire's start date.

(3)	Vests over a four year term, with 25% vesting on the one year anniversary date of the grant with the remaining options vesting annually over three years thereafter, subject to continuous employment.
(4)	With the exception of the 1/19/2018 grant, all of Mr. Miller’s options expired in February 2019.

Equity Compensation Plan Information

We currently maintain equity compensation plans that provide for the issuance of our Common Stock to our officers, employees, and certain consultants upon the exercise or vesting of stock options and upon the vesting of restricted stock units. These plans are our:

•	The 2003 Equity Incentive Plan, as restated in June 2011 (the “2003 Plan”).
•	The 2011 Equity Incentive Plan (the “2011 Plan”).
•	2015 Employee Stock Purchase Plan (the “2015 ESPP”).
•	Equity Incentive Plan – Restricted Stock Units (the “RSU Plan”).

The 2003 Plan and the 2011 Plan have been approved by our shareholders.  The RSU Plan was adopted by our Board on December 1, 2015, in connection with 190,000 inducement restricted stock units granted to Will McGuire, President and Chief Executive Officer, upon joining the Company.

The following table summarizes information about outstanding stock options, restricted stock units, and shares reserved for future issuance as of December 31, 2018 under the Company’s equity incentive plans described above:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted–average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2011 Plan (1)	7,120,081	$3.83	3,484,326
2015 ESPP (2)		—	406,888
	7,120,081	$3.83	3,891,214
Equity compensation plans not approved by security holders:
RSU Plan	35,625	$—	—
Total	7,155,706	$3.81	3,891,214

(1)	All such shares are issuable upon the exercise of outstanding stock options.
(2)

On January 1 of each year, the number of shares authorized and reserved for issuance under the 2015 ESPP automatically increases by the lesser of (i) 500,000 shares; or (ii) a number of shares equal to 1.0% of the Company’s outstanding shares on the last day of our prior fiscal year. On January 1, 2019, the number of shares authorized and reserved for issuance under the 2015 ESPP was increased by 500,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

•	each of our directors;
•	each of our current named executive officers as well as any additional individuals identified as named executive officers in the section of this report titled “Executive Compensation”;
•	all of our directors and executive officers as a group; and
•	each person known by us to beneficially own 5% or more of our common stock.

The column entitled “Percentage Beneficially Owned” is based on a total of 124,197,961 shares of our common stock outstanding as of March 31, 2019. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of March 31, 2019 through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of March 31, 2019 are considered to be outstanding. and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percentage
Name and address of Beneficial Owners(1)	Beneficially Owned	Beneficially Owned
Gregg Williams (2)	125,931,419	73.0%
William J. Link (3)	4,608,161	3.7%
Jonathan Will McGuire (4)	1,207,124	1.0%
Steve Okland (5)	322,552	*
Edward Randolph (6)	232,618	*
John T. Blake (7)	135,188	*
Aaron Mendelsohn (8)	133,807	*
Matthew Pfeffer (9)	123,883	*
Patrick Ryan (10)	14,313	*
All current directors and executive officers as a group (9 persons) (11)	132,709,065	76.2%

*	Represents beneficial ownership of less than one percent.
1.	Unless otherwise noted below, the address of each beneficial owner is c/o Second Sight Medical Products Inc., 12744 San Fernando Road, Suite 400, Sylmar, California 91342.
2.

Shares beneficially owned by Mr. Williams include (i) 27,391,326 shares of common stock and warrants to purchase 13,708,798 shares of common stock owned by The Gregg G. Williams 2006 Trust (“GW Trust”), (ii) 29,108,563 shares of common stock and warrants to purchase 27,624,309 shares of common stock owned by Williams International Co. LLC (iii) 4,358,082 shares of common stock owned by Sam Williams Family Investments LLC and (iv) 16,834,264 shares of common stock and warrants to purchase 6,906,077 shares of common stock owned by Sam B. Williams 95 GST Trust (“GST”). Greg Williams has voting and dispositive power over all of these shares.

3.

Includes 4,370,964 shares held by Versant Venture Capital II, L.P.(“VVC”), 82,949 shares held by Versant Affiliates Fund II-A, L.P. (“VAF”), 39,062 shares held by Versant Side Fund II, L.P., and 115,186 shares held directly by Dr. Link. Dr. Link is managing director of Versant Ventures II, LLC, the general partner of VVC, VAF and VSF and may be deemed a beneficial owner of these shares.

4.

Includes 1,073,296 shares subject to options held by Mr. McGuire which are exercisable or become exercisable within 60 days of March 31, 2019 and 13,748 shares of common stock issuable to Mr. McGuire upon exercise of warrants.

5.	Includes 298,911 shares subject to options held by Mr. Okland which are exercisable or become exercisable within 60 days of March 31, 2019.
6.	Includes 232,596 shares subject to options held by Mr. Randolph which are exercisable or become exercisable within 60 days of March 31, 2019.
7.	Includes 135,188 shares subject to options held by Mr. Blake which are exercisable or become exercisable within 60 days of March 31, 2019.
8.	Includes 133,807 shares owned by Mr. Mendelsohn individually.
9.	Includes 5,582 shares of common stock issuable to Mr. Pfeffer upon exercise of warrants.
10.	Includes 14,313 shares subject to options held by Mr. Ryan which are exercisable or become exercisable within 60 days of March 31, 2019.
11.	Includes all of the shares described in notes 2 through 10 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Audit Committee is responsible for reviewing any related party transactions of the Company, which we define as transactions between us and our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock and any member of the immediate family of any of the foregoing persons where the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year.  In approving or rejecting any such proposal, our Audit Committee considers the facts and circumstances available and deemed relevant by our Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Party Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Board of Directors and Corporate Governance – Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Rights Offering and Private Placements

On February 15, 2019, we completed a registered rights offering to our shareholders which resulted in the issuance of 47.8 million units, each priced at $0.724 for gross proceeds of $34.6 million. Each unit consisted of one share of common stock and one warrant to purchase a share of common stock at a price of $1.47 per share. Entities affiliated with Gregg Williams, our Chairman of the Board, participated in the rights offering and purchased an aggregate of acquired approximately 41.4 million units in the offering for an aggregate investment of approximately $30 million. See our Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 22, 2019.

On December 12, 2018, we entered into a securities purchase agreement with the Gregg G. Williams 2006 Trust and the Sam B. Williams 1995 Generation-Skipping Trust, two trusts for which Gregg Williams is the trustee (“Purchasers”), pursuant to which we agreed to issue and sell to the Purchasers 3,275,100 shares of common stock in the aggregate at a price per share of $0.916 for gross proceeds of approximately $3 million. See our Form 8-K filed with the SEC on December 14, 2018.

On October 18, 2018, we entered into a securities purchase agreement with the Purchasers, pursuant to which we agreed to issue and sell to the Purchasers 2,467,727 shares of common stock in the aggregate at a price per share of $1.62 for gross proceeds of approximately $4 million. See our Form 8-K filed with the SEC on October 22, 2018.

On August 14, 2018, we entered into a securities purchase agreement with the Purchasers, pursuant to which we agreed to issue and sell to the Purchasers 3,225,807 shares of common stock in the aggregate at a price per share of $1.55 for gross proceeds of approximately $5 million. See our Form 8-K filed with the SEC on August 16, 2018.

On May 3, 2018, we entered into a securities purchase agreement with the Purchasers, pursuant to which we agreed to issue and sell to the Purchasers 6,756,757 shares of common stock in the aggregate at a price per share of $1.48 for gross proceeds of approximately $10 million. See our Form 8-K filed with the SEC on May 8, 2018.

Other Transactions

We have granted stock options to our named executive officers and certain of our directors.  See the sections titled “Board of Directors and Corporate Governance – Director Compensation” and “Executive Compensation,” for a description of these stock options.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

For any shareholder proposal, to be considered for inclusion in our proxy statement and form of proxy for submission to the shareholders at our 2019 annual meeting, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at 12744 San Fernando Road, Suite 400, Sylmar, California 91342 on or before December 19, 2019. Our Board will review any proposals from eligible shareholders that it receives by that date and will make a determination whether any such proposals will be included in our proxy materials. Any proposal received after that date shall be considered untimely and shall not be made a part of our proxy materials.

A shareholder who wishes to make a proposal at the next annual meeting without including the proposal in our proxy statement must also notify us within a reasonable time before we print and mail the proxy materials. If a shareholder fails to give reasonable advance notice, then the persons named as proxies in the proxies solicited by us for the next annual meeting will have discretionary authority to vote on the proposal.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

Our consolidated financial statements for the fiscal year ended December 31, 2018 are included in our Annual Report on Form 10-K. Our Annual Report and this Proxy Statement are posted on our website at www.secondsight.com and are available from the SEC at its website at www.sec.gov.  You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Second Sight Medical Products, Inc., 12744 San Fernando Road, Suite 400, Sylmar, California 91342. The Annual Report includes the financial statements and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, John T. Blake, Chief Financial Officer and Corporate Secretary of Second Sight Medical Products, Inc, 12744 San Fernando Road, Suite 400, Sylmar, California 91342, telephone number (818) 833-5000.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold.  You are, therefore, requested to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Los Angeles, California

April 2019

Appendix A

Certificate of Amendment to

the Restated Articles of Incorporation of

Second Sight Medical Products, Inc.

(Pursuant to Section 902 of the California Corporations Code)

Second Sight Medical Products, Inc., a corporation organized and existing under the laws of the State of California (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Second Sight Medical Products, Inc.

2. Article III of the Corporation’s Restated Articles of Incorporation is hereby amended by striking the second sentence of Article III in its entirety and replacing it with the following:

“The total number of shares of Common Stock which the corporation is authorized to issue is THREE HUNDRED MILLION (300,000,000) shares.”

3. The above-referenced amendment was duly adopted in accordance with the applicable provisions of Section 902 of the California Corporations Code.

IN WITNESS WHEREOF, Second Sight Medical Products, Inc. has caused this Certificate of Amendment to be executed as of June     , 2019.

SECOND SIGHT MEDICAL PRODUCTS, INC.
By:
Name:
Title:

Copies of the documents referred to above that appear on our website are also available upon request by any shareholder addressed to our Corporate Secretary, Second Sight Medical Products, Inc., 12744 San Fernando Road, Suite 400, Sylmar, California 91342.

VOTE ON INTERNET Go to http://www.[ ] and log-on using the below control number.

CONTROL #

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999	VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON If you would like to vote in person, please attend the Annual Meeting to be held on June 4, 2019 at 10:00 a.m.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card - Common Stock

▼   DETACH PROXY CARD HERE TO VOTE BY MAIL   ▼

(1) Election of Directors:
☐	FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

1a Will McGuire 1b William J. Link 1c Gregg Williams
1d Aaron Mendelsohn 1e Matthew Pfeffer

Second Sight Medical Products, Inc. proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the nominees in their sole discretion. If you wish to cumulate your votes, please mark here and write in your instructions on the reverse side.   ☐

(2)	To approve an amendment to the Restated Articles of Incorporation of the Company to increase the authorized shares of common stock of the Company from 200,000,000 to 300,000,000.
☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(3)	To ratify on an advisory basis the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for 2019.
☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Date	Signature	Signature, if held jointly

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address.	☐

SECOND SIGHT MEDICAL PRODUCTS, INC.

ANNUAL GENERAL MEETING

June 4, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Will McGuire, President and Chief Executive Officer, and John T. Blake, Chief Financial Officer, or either of them, with full power of substitution to each of them, as proxies to represent and vote all shares of common stock of Second Sight Medical Products, Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on June 4, 2019, at 10:00 a.m. at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342 and at any adjournments or postponements thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed.  If no direction is made, the proxy shall be voted FOR the election of the five (5) nominees, FOR approval of an amendment to the Restated Articles of Incorporation of the Company to increase the authorized share capital of the Company from 200,000,000 to 300,000,000, FOR ratification of the Company’s independent registered public accounting firm for 2019 and, in the case of other matters that legally come before the meeting, as said proxy(s) may deem advisable.

Please check here if you plan to attend the Annual Meeting of Shareholders on June 4, 2019 at 10:00 AM. ☐

(Continued and to be signed on Reverse Side)